Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (Nos. 333-169015 and 333-266556) on Form S-8 of Graham Corporation of our report dated June 18, 2025, relating to our audit of the financial statements of Graham Corporation Employee Stock Purchase Plan, which appears in this Annual Report on Form 11-K of Graham Corporation Employee Stock Purchase Plan for the year ended March 31, 2026.

/s/ Freed Maxick CPAs, P.C.

Freed Maxick CPAs, P.C.
Buffalo, New York
June 18, 2026

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